                                                                     EXHIBIT 4.1




                          KEYSTONE INTERNATIONAL, INC.

                          $45,000,000 Principal Amount

                                       of

                    6.34% Senior Notes due November 1, 2000

                            NOTE PURCHASE AGREEMENT


                             as of October 15, 1993

                                                         TABLE OF CONTENTS
                                                         -----------------
                                                                                                                 Page
                                                                                                                 ----
Section 1.       Issuance of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         Section 1.1.  Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         Section 1.2.  Sale of Notes; Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         Section 1.3.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         Section 1.4.  Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

Section 2.       Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         Section 2.1.  Prepayments Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         Section 2.2.  Optional Prepayments of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         Section 2.3.  Notice of Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         Section 2.4.  Partial Prepayment Pro Rata  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         Section 2.5.  Surrender of Notes on Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

Section 3.       Registration, Transfer and Exchange of Notes; Replacement of Notes . . . . . . . . . . . . . .     3
         Section 3.1.  Registration, Transfer and Exchange of Notes . . . . . . . . . . . . . . . . . . . . . .     3
         Section 3.2.  Replacement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Section 4.       General Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         Section 4.1.  Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         Section 4.2.  Subsidiaries and Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         Section 4.3.  Due Corporate Organization and Authority . . . . . . . . . . . . . . . . . . . . . . . .     6
         Section 4.4.  Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         Section 4.5.  Patents, Copyrights, Permits and Trademarks  . . . . . . . . . . . . . . . . . . . . . .     7
         Section 4.6.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         Section 4.7.  Pending Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         Section 4.8.  Compliance with Contractual Obligations and Requirements of Law  . . . . . . . . . . . .     8
         Section 4.9.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         Section 4.10. Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         Section 4.11. Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         Section 4.12. Absence of Foreign or Enemy Status, etc.   . . . . . . . . . . . . . . . . . . . . . . .    11
         Section 4.14. No Margin Regulation Violation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

Section 5.       Representations and Warranties Relating to Securities Act, etc.  . . . . . . . . . . . . . . .    13
         Section 5.1.  By the Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         Section 5.2.  By the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

Section 6.       Closing Conditions of the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Section 6.1.  Opinions of Counsel for the Company  . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Section 6.2.  Opinion of Purchaser's Special Counsel . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Section 6.3.  Evidence of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Section 6.4.  Representations True . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Section 6.5.  No Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Section 6.6.  Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Section 6.7.  Legality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Section 6.8.  Proceedings, Instruments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

Section 7.       Business Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         Section 7.1.  Payment of Notes and Maintenance of Office . . . . . . . . . . . . . . . . . . . . . . .    19
         Section 7.2.  Payment of Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         Section 7.3.  Maintenance of Properties and Corporate Existence  . . . . . . . . . . . . . . . . . . .    20
         Section 7.4.  Debt to Capitalization Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         Section 7.5.  Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         Section 7.6.  Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
         Section 7.7.  Merger or Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
         Section 7.8.  Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         Section 7.9.  Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . .    25
         Section 7.10. Tax Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         Section 7.11. Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
         Section 7.12. Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

Section 8.       Reports, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
         Section 8.1.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
         Section 8.2.  Officers' Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         Section 8.3.  Accountants' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         Section 8.4.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28

Section 9.       Purchaser's Special Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         Section 9.1.  Home Office Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         Section 9.2.  Delivery Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         Section 9.3.  Issue Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

Section 10.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         Section 10.1. Nature of Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         Section 10.2. Default Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         Section 10.3. Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

Section 11.      Interpretation of Agreement and Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         Section 11.1. Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         Section 11.2. Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         Section 11.3. NEW YORK LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         Section 11.4. Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         Section 11.5. Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . .    41
         Section 11.6. Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41

Section 12.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         Section 12.1. Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         Section 12.2. Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         Section 12.3. Extension of Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         Section 12.4. Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
         Section 12.5. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
         Section 12.6. Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43

                          KEYSTONE INTERNATIONAL, INC.

                            NOTE PURCHASE AGREEMENT

                                                          as of October 15, 1993

MONY LIFE INSURANCE COMPANY
  OF AMERICA
c/o The Mutual Life Insurance
      Company of New York
1740 Broadway
New York, NY  10019
Attention:  MONY Capital
            Management Unit

Dear Sirs:

     KEYSTONE INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Texas (said corporation, together with its successors and assigns, being hereinafter called the "Company"), hereby agrees with you as follows:

Section 1.  Issuance of Notes.

            Section 1.1. Authorization. The Company has duly authorized the issuance of a series of its promissory notes, hereby designated as the 6.34% Senior Notes (such notes, together with any such notes issued in exchange therefor, or on registration of transfer or replacement thereof, being hereinafter called the "Notes"), which shall have a stated maturity of November 1, 2000 and shall be in an aggregate principal amount of $45,000,000. The Notes shall, with the appropriate insertions, be substantially in the form annexed hereto as Exhibit A.

            Section 1.2. Sale of Notes; Closing. Upon and subject to the terms and conditions hereof, the Company agrees to sell to you, and you agree to purchase from the Company, the entire principal amount of the Notes set forth opposite your name under the heading "Principal Amount of Notes to be Purchased" in Appendix I hereto on the Closing Date (as hereinafter defined) at a price equal to 100% of such principal amount. The Notes are to be sold and delivered at a closing to be held at the office of Dewey Ballantine, 1301 Sixth Avenue, New York, New York 10019, at 11 A.M., New York City time, on November 1, 1993 or such other date or time as shall be agreed upon by the Company and each institution purchasing one or more Notes on such date (the institution to whom this Agreement is addressed, together with any nominees thereof, is hereinafter individually called the "Purchaser" and, collectively with the "Other Purchasers" as hereinafter defined, the "Purchasers"). The date on which the foregoing closing shall take place is hereinafter called the ("Closing Date").

            On the Closing Date, the Company will deliver to the Purchaser one or more printed or typewritten Notes which shall be (a) dated and bear interest from the Closing Date and (b) made in an aggregate principal amount equal to the principal amount of the Notes as specified for the Purchaser in Appendix I hereto and payable to the Purchaser or its registered assigns (or to such nominee as the Purchaser shall have designated by written notice to the Company at least three business days prior to the Closing Date). The delivery of such Note to the Purchaser shall be made against payment of the purchase price therefor by transfer of immediately available funds to the account of the Company at Texas Commerce Bank N.A. Houston, ABA No. 113000609, Account No. 00101770296, in the amount of the purchase price of such Note.

            Section 1.3. Use of Proceeds. The proceeds of the sale of the Notes (net of expenses and costs) will be used to repay the Company's 8-3/4% Notes due November 1, 1993 and for general corporate purposes.

            Section 1.4. Other Agreements. Concurrently with the execution of this Agreement, the Company is executing nine other agreements, identical in all respects hereto (except as to the name and address of the Purchaser) with the other Purchasers listed in Appendix I hereto (the "Other Purchasers"), but each purchase is to be a separate transaction made by the Company directly with each Purchaser making such purchase, and shall relate only to the aggregate principal amount of the Notes set forth opposite the name of such Purchaser under the heading "Principal Amount of Notes to be Purchased" in Appendix I hereto.

Section 2.  Prepayments.

            Section 2.1. Prepayments Generally. The Company agrees that no prepayment of the Notes, either in whole or in part, will be made by it or on its behalf except to the extent and in the manner expressly permitted or required by this Section 2.

            Section 2.2. Optional Prepayments of Notes. The Company may at its option prepay the Notes (in a principal amount of $1,000,000 or multiple thereof) at any time, in whole or in part, at a price equal to the aggregate principal amount so to be prepaid plus accrued interest thereon to the date fixed for such prepayment plus a premium equal to the Make Whole Premium as such term is defined in Section 11.1.

            Section 2.3. Notice of Prepayment. Not less than thirty nor more than sixty days prior to any date fixed for prepayment of any Notes pursuant to Section 2.2 hereof, the

Company will give notice of such prepayment to each holder of the Notes to be prepaid, specifying (a) such date, (b) the principal amount of Notes of such holder to be prepaid on such date, and (c) the prepayment price (specifying the portions attributable to principal, interest and an estimate of the applicable premium, if any). Notice of prepayment having been so given, the aggregate principal amount of Notes specified in such notice, together with the premium, if any, and accrued interest thereon, shall become due and payable on the date fixed for such prepayment. The Company will provide each holder of Notes being prepaid with a calculation by facsimile of the applicable Make Whole Premium, if any, at least one day before the date fixed for prepayment.

            Section 2.4. Partial Prepayment Pro Rata. If Notes are to be prepaid in part at any time, the aggregate principal amount of Notes to be prepaid shall be allocated in units of $1,000, or multiples thereof, among the holders of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amount of the Notes then outstanding held by each such holder, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

            Section 2.5.  Surrender of Notes on Prepayment.  Subject to
Section 9.1, upon any partial prepayment of a Note, such Note shall, at the option of the holder thereof, be either (a) surrendered to the Company pursuant to Section 3.1 in exchange for a new Note of the same stated maturity as the surrendered Note and in an aggregate principal amount equal to the principal amount remaining unpaid on the surrendered Note, or (b) made available to the Company for notation thereon of the portion of the principal so prepaid. In case the entire principal amount of a Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the prepaid principal amount of any Note.

Section 3.     Registration, Transfer and Exchange of Notes; Replacement of
               Notes.

            Section 3.1.  Registration, Transfer and Exchange of Notes.
All Notes issued from time to time under this Agreement shall be registered as herein provided. All Notes issued and delivered to the Purchaser pursuant to this Agreement shall be registered by the Company in the name of the Purchaser, or in the name of the nominee of the Purchaser, and thereafter, upon surrender thereof as provided herein, in such name or names as the Purchaser or its duly registered successors and assigns may request. The Company will keep at its office or agency required to be maintained pursuant to Section 7.1 hereof, appropriate books for the registration of the Notes and transfers thereof, and at such office or agency the Company, under such reasonable regulations as it may prescribe but at its own expense (other than transfer taxes, if any), will register, or cause to be registered, Notes and transfers thereof permitted under the provisions of this Agreement.

            Except as provided in Section 2.5, whenever any Note or Notes shall be presented at said office or agency for registration of transfer or exchange, the Company shall execute and deliver, in exchange therefor and upon cancellation thereof, a new Note or Notes, registered in such name or names and in such denominations as may be requested and in the same aggregate principal amount and dated as of the date to which interest has been paid on (or, if no interest has yet been so paid, then dated the date of) the Note or Notes so surrendered.

            No transfer of any Note shall be registered unless evidenced by a written instrument of transfer, in form reasonably satisfactory to the Company, duly executed by the registered owner in person or by his duly authorized attorney and unless such transfer is made on the aforesaid registry books.

            The Company may treat the Person in whose name any Note is registered as the holder of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue.

            Section 3.2. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (except that if the payee of such Note is an insurance company, a pension fund or a bank, the payee's own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense will execute and deliver in lieu thereof a new Note, executed by the Company and registered in the same manner and in the aggregate unpaid principal amount as the Note being replaced and dated as of the date to which interest has been paid on (or if no interest has as yet been so paid, then dated the date of) such Note.

Section 4.  General Representations and Warranties.

     The Company hereby represents and warrants as follows:

            Section 4.1.  Financial Condition.  (a) Financial Statements.
The Company has heretofore furnished the Purchaser a consolidated balance sheet of the Company as of the end of the fiscal years ended December 31, 1990, 1991 and 1992, a consolidated statement of income of the Company for such fiscal years, and a consolidated statement of cash flows of the Company for such fiscal years, together with the auditors' opinion thereon of Arthur Andersen & Co., certified public accountants, for such fiscal years and an unaudited consolidated balance sheet of the Company as of June 30, 1993, and an unaudited consolidated statement of earnings of the Company for the three months ended on said date, all in reasonable detail and certified as complete and correct in all material respects by the principal financial officer of the Company. Said financial statements, including in each case the related schedules and notes, are true, complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Company as at the respective dates of said balance sheets and the results of operations for the respective periods covered thereby, subject to year-end audit adjustments in the case of the unaudited financial statements. Said financial statements include the accounts of all corporations which were Subsidiaries of the Company from time to time during the periods of such statements other than Keystone Valves India Ltd.

         (b)     No Material Change.  Since December 31, 1992,

                      (i) there have been no changes in the condition, financial or otherwise, of the Company, or its Subsidiaries which, individually or in the aggregate, have been materially adverse to the Company and its Subsidiaries taken together, or have occurred other than in the ordinary course of business; and

                     (ii) neither the business nor the properties of the Company and its Subsidiaries taken together have been materially adversely affected as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, drought, sabotage, storm, embargo, confiscation, riot, activities of armed forces, or Act of God or of the public enemy or other casualty; and on the Closing Date there shall have been no changes in the condition of the Company and its Subsidiaries taken together materially and adversely affecting the ability of the Company to pay principal, premium and interest on the Notes as the same become due.

                 Section 4.2. Subsidiaries and Affiliates. Exhibit B hereto correctly sets forth and/or refers to and incorporates by reference documents correctly setting forth, as of the date hereof:

                      (i) the name of each Subsidiary of the Company (with each Restricted Subsidiary designated as such) and its jurisdiction of incorporation;

                     (ii) the name of each of the corporate Affiliates of the Company and the nature of the affiliation.

The Company and each Subsidiary has good and indefeasible title to all of the shares of the capital stock of each Subsidiary, other than Keystone Valve Middle East, Inc., as well as to all of the shares of the capital stock of each corporate Affiliate so shown to be owned by it, free and clear in each case of any Liens (except as set forth on Exhibit B and as permitted by Section 7.5). All such shares have been duly issued and are fully paid and non-assessable and (except as permitted by Section 7.5) all certificates representing such shares are in the possession or direct control of the Company or such Subsidiary.

                 Section 4.3. Due Corporate Organization and Authority. The Company and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power and authority to own and operate its properties and to conduct its business as now conducted and as presently proposed to be conducted, and has all necessary material licenses, permits, consents or approvals from or by, and has made all necessary filings with, all governmental agencies or instrumentalities having jurisdiction, to the extent requisite for such ownership, operation and conduct of its business, and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the property owned or leased by it or the character of the business transacted by it requires such qualification and where failure to maintain such qualification would have a material adverse effect on the business, operations, properties, assets, prospects or condition of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform this Agreement.

                 Section 4.4. Title to Properties. Subject to the last clause of this sentence, the Company and each of its Subsidiaries has good record and marketable title to all of its real properties and has good and indefeasible title to all other property purported to be owned by it, including all property reflected in the most recent balance sheet referred to in Section 4.1(a) (except for property sold or otherwise disposed of in the ordinary course of business since the date thereof), and there are no Liens on the property of the Company and its Subsidiaries (other than the Liens described on Exhibit B hereto and Liens permitted by Section 7.5). None of the assets or property the value of which is reflected in said balance sheet is held by the Company or any of its Subsidiaries as lessee or conditional vendee or under any other title retention agreement, except as set forth in said balance sheet or the notes relating thereto or in Exhibit B. No financing or continuation statement which names the Company or any of its Subsidiaries as debtor has been filed under the Uniform Commercial Code in any state or other jurisdiction and neither the Company nor any of its Subsidiaries has signed any such statement or agreement authorizing or permitting any secured party thereunder to file any such statement except (i) in respect of Liens permitted by Section 7.5, (ii) in respect of personal property leased by the Company or a Subsidiary as lessee or
(iii) as to which a termination statement has been filed or as to which the underlying obligation has been paid in full. The material real estate leases to which the Company and its Subsidiaries are parties as lessees are valid and binding and enforceable by them in all material respects in accordance with their terms and, to the best of the knowledge and belief of the Company, entitle the lessee to undisturbed possession of the real estate covered thereby during the full terms thereof and are not in default in any material respect.

                 Section 4.5.  Patents, Copyrights, Permits and Trademarks.
The Company and the Subsidiaries each owns or possesses all the patents, trademarks, permits, service marks, tradenames, copyrights and licenses, or rights with respect to the foregoing, necessary for the present and planned future conduct of its business, without any known substantial conflict with the rights of others.

                 Section 4.6. Taxes. (a) All tax returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed; except as described in Section 4.6(b), all taxes, assessments, fees and other governmental charges upon the Company, and each of its Subsidiaries, or upon any of their respective properties, income or franchises, which are due and payable have been paid, other than those being contested in good faith and for which reserves have been established in accordance with generally accepted accounting principles; and except as described in Section 4.6(b), the Company knows of no proposed material tax assessment in respect of taxes, assessments, fees and other governmental charges which are due and payable (exclusive of real and personal property assessments) against it or any of its Subsidiaries nor of any basis therefor.

                 (b) The provisions for taxes on the books of the Company and the Subsidiaries are adequate for all open years, and for the current period. Examinations of the Company's federal income tax returns have been completed by the Internal Revenue Service through 1988. An examination of the federal income tax returns filed for calendar years 1989 and 1990 is in progress. A waiver of the statutes of limitation for assessment of income taxes is in effect for calendar year 1989. The Company may revoke this waiver at any time, which revocation would be effective 90 days after being made.

                 The Company has received an assessment of additional income tax for calendar years 1986 through 1988 which it is vigorously contesting. In the opinion of management, these events will not result in an adjustment which will result in a material adverse change in the business, operations, properties, assets, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the ability of the Company to perform this Agreement.

                 Section 4.7. Pending Litigation. Except as referred to in Exhibit B hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries in any court or before any arbitrator or governmental authority which, if adversely determined against the Company or any of the Subsidiaries, would result in any material adverse change in the business, operations, properties, assets, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the ability of the Company to perform this Agreement.

                 Section 4.8. Compliance with Contractual Obligations and Requirements of Law. (a) Neither the Company nor any of the Subsidiaries (i) is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any evidence of Debt or any agreement or instrument under or pursuant to which any evidence of Debt has been issued, or is in default in the performance, observance or fulfillment of any other agreement or instrument to which it is a party which defaults will, in the aggregate, have a material adverse affect on the Company and its Subsidiaries taken together (all such evidences, agreements or instruments being hereinafter sometimes collectively referred to as

"Contractual Obligations") or (ii) has failed to comply in any material respect with any of the terms, conditions or provisions of any law, or of any regulation, order, writ, injunction or decree of any court or governmental instrumentality, domestic or foreign, or of the certificate of incorporation or bylaws of the Company or the Subsidiaries (hereinafter sometimes collectively referred to as "Requirements of Law") which failure to comply will result in any material adverse change in the business, operations, properties, assets, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the ability of the Company to perform this Agreement.

                 (b) Neither the execution and delivery of this Agreement or the Notes, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Company or the Subsidiaries:

                      (i) will conflict with or result in a breach of, or constitute a default under, any Requirements of Law or any Contractual Obligations;

                     (ii) will result in the creation or imposition of any Lien upon any of the properties or assets of the Company or its Subsidiaries; or

                    (iii) requires any action of, or filing with, any governmental or public regulatory body or authority.

                 (c) Neither the Company nor any of its Subsidiaries is a party to any Contractual Obligations or subject to any Requirements of Law which materially adversely affect, or in the future may (so far as the Company can now reasonably foresee) materially adversely affect, the business, operations, properties, assets, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

                 Section 4.9. Insurance. All of the Properties and operations of the Company and its Subsidiaries of a character usually insured by Persons of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers (or, in the case of workmen's compensation, by the posting of adequate bonds as permitted by applicable law), against loss or damage of the kinds and in amounts customarily insured against by such Persons, and the Company and its Subsidiaries carry, with such insurers in customary amounts, such other insurance, including public liability and business interruption insurance, as is usually carried by Persons of established reputation engaged in the same or a similar business similarly situated.

                 Section 4.10. Full Disclosure. Neither the financial statements referred to in Section 4.1(a), the confidential private placement memorandum furnished by the Company through Texas Commerce Investment Banking, a division of Texas Commerce Bank National Association, nor this Agreement nor any certificate or statement furnished by or on behalf of the Company to the Purchasers in connection with the negotiation of this Agreement and the sale of the Notes contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which such statements were made, not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, operations, properties, assets, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole.

                 Section 4.11. Compliance with ERISA. (a) Except as described on Exhibit B, the present value of all benefits under each Plan, determined as of the most recent valuation date, does not exceed the value of the assets of such Plan allocable to such benefits.

                 (b) Except as described on Exhibit B, each of the Company and the ERISA Affiliates:

                            (i)  has fulfilled all obligations under the
                 minimum funding standards of ERISA and the Code with respect to each Pension Plan that is not a Multiemployer Plan;

                           (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan;

                          (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Welfare Plan, each Pension Plan and each Multiemployer Plan; and

                           (iv) has no outstanding liability under Title IV of ERISA to the PBGC (other than in respect of required insurance premiums, all of which that are due having been paid) with respect to any Pension Plan, any Multiemployer Plan or any trust established thereunder.

                 (c) Except as described on Exhibit B, no Pension Plan, or trust created thereunder, has incurred any accumulated funding deficiency (as such term is defined in section 302 of ERISA or section 412 of the Code), whether or not waived, as of the last day of the most recently ended plan year of such Pension Plan.

                 (d) Neither the Company nor any of the Subsidiaries (nor any other Person required to be indemnified by the Company or any of the Subsidiaries) has engaged in a transaction prohibited by section 4975 of the Code or section 406 of ERISA.

                 (e) The execution and delivery of this Agreement and the issue and sale by the Company, and the purchase by the Purchaser hereunder, of the Notes will not involve any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code. This representation and warranty is made in reliance on the Purchaser's representation in Section 5.1(b) hereof.

                 Section 4.12. Absence of Foreign or Enemy Status, etc. Neither the Company nor any of the Subsidiaries is an "enemy" or an "ally of the enemy" within the meaning of section 2 of the Trading with the Enemy Act (50 U.S.C. App. Section Section 1 et seq.), as amended. Neither the Company nor any of the Subsidiaries is in violation of, and neither the issuance and sale of the Notes by the Company nor its use of the proceeds thereof as contemplated hereby will violate, the Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R., Subtitle B, Chapter
V). Without limiting the foregoing, neither the Company nor any of the Subsidiaries is in violation of, and neither the issuance and sale of the Notes by the Company nor its use of the proceeds thereof as contemplated hereby will violate, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iraqi Sanctions Regulations, the Libyan Sanctions Regulations or the Soviet Gold Coin Regulations of the United States Treasury Department or any other regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R., Subtitle B, Chapter V), or Executive Orders Nos. 12543 (Libya), 12544 (Libya), 12722 (Iraq), 12724 (Iraq), 12775 (Haiti) or 12779
(Haiti), as amended, of the President of the United States of America, or any rules or regulations issued thereunder. The Company's warranties and representations set forth in this

Section 4.12 assume (without investigation by Company) that none of the Purchasers is a Person the Company's transactions with which, as contemplated by this Agreement, would cause any of such warranties and representations to be untrue.

                 Section 4.13. Environmental Compliance. (a) Each of the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business, except where the failure so to comply could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth herein and in the Notes.

                 (b) Neither the Company nor any Subsidiary is subject to any liability under any Environmental Protection Laws that, in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth herein and in the Notes.

                 (c) Notices. Neither the Company nor any Subsidiary has received any

                            (i) notice from any Governmental Authority by which any of its present or previously-owned or leased Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a Hazardous Substance disposal or removal site, "Super Fund" clean-up site or candidate for removal, closure or other remediation pursuant to any Environmental Protection Law,

                           (ii)  notice of any Lien arising under or in
                 connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased Properties, or

                          (iii) summons, citation, notice, directive, letter or other communication, written or oral, from any Governmental Authority concerning any intentional or unintentional action or omission by the Company or such Subsidiary in connection with its ownership or leasing of any Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Substance into the environment resulting in any material violation of any Environmental Protection Law;

in each case where the effect of which could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth herein and in the Notes.

              Section 4.14. No Margin Regulation Violation. Neither the Company nor any Subsidiary owns, directly or indirectly, or has the present intention of acquiring or owning in the future, any "margin stock" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R., Part 207), as amended except for stock of the Company held as treasury stock. The Company will not use any part of the proceeds from the sale of the Notes, directly or indirectly, to "purchase or carry" (within the meaning of said Regulation G) any security (as defined in Section 3(10) of the Securities Exchange Act of 1934, as amended), or to reduce or retire any indebtedness originally incurred to "purchase or carry" any such security.
None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of said Securities Exchange Act or any regulations issued pursuant thereto, including, without limitation, said Regulation G and Regulations T and X of said Board of Governors.

Section 5. Representations and Warranties Relating to Securities Act, etc.

              Section 5.1. By the Purchaser. (a) The Purchaser hereby represents that it is purchasing the Notes for its own account for investment and with no present intention of distributing or reselling such Notes or any part thereof, subject, nevertheless, to any requirements of law that the disposition thereof by it shall at all times be within its control. The Purchaser is fully informed as to the applicable limitations upon the resale of the Notes, which have not been registered under the Securities Act. The acquisition of the Notes by the Purchaser shall be deemed to be a reaffirmation as of the time of purchase of the representations made by the Purchaser under this Section 5.1(a). The Purchaser further represents that it is an "Accredited Investor" as defined by Regulation 230.215 of the Securities Act of 1933.

              (b) The Purchaser hereby represents that no part of the purchase price for the Notes to be paid by it hereunder will be drawn from the assets of any separate account maintained by the Purchaser in which any employee benefit plan, with respect to which the Company is a party in interest as identified to the Purchaser in writing by the Company, has any interest. As used in this Section 5.1(b), the terms "employee benefit plan", "party in interest" and "separate account" shall have the respective meanings assigned to them in subsections (3), (14) and (17) of Section 3 of ERISA.

              Section 5.2. By the Company. The Company hereby represents that neither it nor anyone acting on its behalf has, either directly or indirectly, sold or offered for sale or disposed of, or attempted or offered to sell or dispose of, any of the Notes or any similar securities of the Company, to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Purchasers and thirty-three other institutional investors, nor will the Company hereafter take any such action with respect to the Notes or any similar securities of the Company which would affect the exemption of the sale of the Notes from the registration provisions of the Securities Act.

Section 6.       Closing Conditions of the Purchaser.

              The obligation of the Purchaser to purchase and pay for the Notes on the Closing Date shall be subject to the satisfaction, on the Closing Date, of the following conditions precedent:

              Section 6.1. Opinions of Counsel for the Company. The Purchaser shall have received from Porter & Hedges, L.L.P., ("Company Counsel") (with respect to Section 6.1(a), (d)-(f) and (h)-(l)), and from Jerry M. Sokolow, corporate counsel to the Company (with respect to Section 6.1(b), (c), (g) and (k)) a favorable opinion dated as of the Closing Date, in form, scope and substance satisfactory to the Purchaser, to the effect that:

              (a) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to own its properties, to carry on its business as now being conducted, and to execute, deliver and perform this Agreement and to issue the Notes;

              (b) the Restricted Subsidiaries are duly organized and validly existing corporations in good standing under the laws of their respective jurisdictions of incorporation, and have all requisite corporate power and authority to own their respective properties and to carry on their respective businesses as now being conducted;

                 (c) the Company and the Restricted Subsidiaries are duly qualified and in good standing as foreign corporations in each jurisdiction where, in the opinion of corporate counsel, the character of their respective properties or the nature of their respective activities makes such qualification necessary and where failure to maintain such qualification would have a material adverse effect on the business, operations, properties, assets, prospects or condition of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform this Agreement;

                 (d) this Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes a legal, valid and binding contract of the Company enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect;

                 (e)  the Notes delivered to the Purchaser on the Closing
         Date have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect; and the Notes are entitled to the benefits provided by this Agreement;

                 (f) neither the execution and delivery of this Agreement, nor the issuance and sale of the Notes pursuant hereto, nor the compliance with the provisions of this Agreement or the Notes, will conflict with, or result in any breach of any of the provisions of, or constitute a default under, any Contractual Obligations known to Company Counsel or any Requirements of Law or result in the creation or imposition of any Lien upon any of the property of the Company or its Subsidiaries;

                 (g) the Company directly or indirectly is the registered owner of all of the shares of the outstanding capital stock of the Restricted Subsidiaries, free and clear of any Lien (except as provided in Section 7.5 hereof), and all such shares have been validly issued and are fully paid and non-assessable;

                 (h) either (i) all consents, approvals or authorizations of any governmental authority (which shall be described in such opinion) required on the part of the Company in connection with the execution and delivery of this Agreement and the offer, issue, sale or delivery to the Purchaser of the Notes have been duly obtained, and the Company has complied with any applicable provisions of law requiring any designation, declaration, filing, registration and/or qualification with any governmental authority in connection with such offer, issue, sale or delivery; or (ii) if no such consent, approval, authorization, designation, declaration, filing, registration and/or qualification is required, such opinion shall so state;

                 (i) there are no actions, suits, proceedings, inquiries or investigations pending or threatened against or affecting the Company or its Subsidiaries of a character referred to in Section 4.7 which are not disclosed and correctly summarized in Exhibit B;

                 (j) neither the Company nor any Subsidiary is, in any material respect, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any evidence of Debt or any agreement or instrument under or pursuant to which any such evidence of Debt has been issued, or is in default in the performance, observance or fulfillment of any other Contractual Obligation to which it is a party which defaults will, in the aggregate, have a material adverse affect on the Company and its Subsidiaries taken together (and no event has occurred which constitutes, or but for any requirement of notice or lapse of time, or both, would constitute, an event of default by the Company or any Subsidiary or result in the acceleration of any obligation of the Company or any Subsidiary, under any such Contractual Obligation which defaults would, in the aggregate, have a material adverse affect on the Company and the Subsidiaries taken together);

                 (k) neither the Company nor any Subsidiary is in breach or violation of, or in default under, any Requirement of Law, which breach, violation or default would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and

                 (l) the offering, execution and delivery of the Notes under the circumstances contemplated by this Agreement constitute an exempted transaction under the Securities Act, and do not require registration thereunder of the Notes being purchased on the Closing Date, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended and in effect at the date hereof.

                 Such opinion shall also cover such other legal matters incident to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request. The opinions in Sections 6.1(j) and (k) may be qualified "to the best of Company Counsel's knowledge", except to the extent that such opinion given pursuant to subsection (k) deals with charter documents and by-laws. In giving his opinion Company Counsel may rely (A) as to questions of fact material thereto, upon certificates of officers of the Company and the representations set forth in this Agreement, and (B) to the extent considered appropriate by the Purchaser's counsel, upon opinions delivered to the Purchaser on the Closing Date of counsel satisfactory to the Purchaser as to matters involving the law of any state other than New York and Texas, provided that in the case of any such reliance Company Counsel shall state that in his opinion such counsel are deemed by him to be responsible and they, the Purchaser, and the Purchaser's counsel are justified in relying upon such opinions of counsel as to such matters.

                 Section 6.2. Opinion of Purchaser's Special Counsel. The Purchaser shall have received from Messrs. Dewey Ballantine, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion dated as of the Closing Date, in form, scope and substance satisfactory to the Purchaser:

                 (a) as to all matters specified in subparagraphs (a), except that such opinion will speak of due incorporation of the Company and except with respect to the corporate power and authority to own its properties and to carry on its business as now being conducted, (d), (e), (f) (as to charter instruments and by-laws of the Company only), (h) (except as such opinion would relate to state securities or "blue sky" laws) and (1) of Section 6.1 hereof.

In giving their opinion said special counsel may rely (i) as to questions of fact material thereto, upon certificates of officers of the Company and the representations set forth in this Agreement, and (ii) to the extent considered appropriate by the Purchaser's counsel, upon opinions delivered to the Purchaser on the Closing Date of counsel satisfactory to the Purchaser as to matters involving the law of any state other than New York and the general corporation law of Delaware.

                 Section 6.3. Evidence of Insurance. The Purchaser shall have received a certificate, dated as of the Closing Date, signed by either the Chairman, the President, a Vice President or the Treasurer of the Company, stating that the officer signing such certificate considers the types and respective amounts of insurance then in force with respect to the business and properties of the Company and its Subsidiaries and the specific risks covered by each type of insurance to be adequate and appropriate in accordance with sound business practice for the businesses which the Company and its Subsidiaries operate.

                 Section 6.4. Representations True. The representations and warranties in Section 4 above shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except as affected by the transactions herein provided for.

                 Section 6.5. No Event of Default. The Company will not upon the execution and delivery of the Notes to be sold to, and purchased by, the Purchaser on the Closing Date be in default in the performance of any of the covenants and agreements hereunder and no Event of Default under this Agreement, or event which with the passage of time or the giving of notice or both, would constitute an Event of Default under this Agreement has happened or is continuing.

                 Section 6.6. Officer's Certificate. The Company shall have delivered to the Purchaser on the Closing Date a certificate or certificates, signed by the Chairman, the President, a Vice President or the Treasurer of the Company, to the effect that the facts required to exist by Section 6.4 and
Section 6.5 exist on the Closing Date.

                 Section 6.7. Legality. The Notes shall on the Closing Date qualify as a legal investment for insurance companies under any applicable law or governmental regulation, and the purchase thereof shall not subject the Purchaser to any tax, penalty, liability, or other onerous condition under or pursuant to any law or governmental regulation and the Purchaser shall have received a certificate satisfactory to it, or such other evidence as it may reasonably request, to establish compliance with this condition.

                 Section 6.8. Proceedings, Instruments, etc. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory in form, scope and substance to the Purchaser and to its counsel, and the Purchaser shall have received copies of all documents which it may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form, scope and substance satisfactory to it and to its counsel.

              Section 6.9. PPN Number. The Company shall have delivered to the Purchaser satisfactory evidence that Standard & Poors, Inc. has assigned a Private Placement Number for the Notes.

Section 7.  Business Covenants.

     The Company covenants and agrees that so long as any Note shall be outstanding:

              Section 7.1. Payment of Notes and Maintenance of Office. The Company will punctually pay or cause to be paid the principal and interest (and premium, if any) to become due in respect of the Notes according to the terms thereof and will maintain an office or agency in the United States where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it and will notify each holder of a Note of any change of location of such office or agency.

              Section 7.2. Payment of Taxes and Claims. The Company and its Subsidiaries will each pay and discharge promptly:

              (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, before the same shall become delinquent; and

              (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals which, if unpaid, might by law become a Lien upon its property;

provided, however, that neither the Company nor any such Subsidiary shall be required to pay any of the foregoing if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves in accordance with generally accepted accounting principles.

                 Section 7.3. Maintenance of Properties and Corporate Existence. The Company and its Subsidiaries will each:

                 (a) do or cause to be done all things necessary to maintain its property taken as a whole (including property leased by it) in good condition, and make all needful and proper renewals, replacements, additions, betterments and improvements to its property (including property leased by it and the leases relating thereto), so that the business carried on in connection therewith by the Company and its Subsidiaries taken as a whole may be conducted properly and efficiently at all times;

                 (b) keep adequately insured, by financially sound and reputable insurers, all of its property of a character usually insured by corporations of established reputation engaged in the same or a similar business similarly situated against loss or damage of the kinds and in amounts customarily insured against, and with customary deductible and co-insurance provisions, by such corporations, and carry, with such insurers in customary amounts, and with customary deductible and co-insurance provisions, such other insurance, including public liability and business interruption insurance, as is usually carried by corporations of established reputation engaged in the same or a similar business similarly situated;

                 (c) keep proper books of record and account in which full, true and correct entries will be made of all its business transactions in accordance with generally accepted accounting principles;

                 (d) set aside on its books from its earnings in amounts deemed adequate in the opinion of the Company all proper accruals and reserves which, in accordance with generally accepted accounting principles, should be set aside from such earnings in connection with its business, including, without limitation, reserves for depreciation, obsolescence and/or amortization and accruals for taxes for such period, including all taxes based on or measured by income or profits; and

                 (e) except as otherwise permitted by Sections 7.7 and 7.8, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, licenses and franchises; and

                 (f) not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental

         Protection Law) and not fail to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business if such violation or failure to obtain could be reasonably expected to have a material adverse effect on the business, prospects, profits, Property or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, the ability of the Company to perform its obligations set forth herein or in the Notes or the ability of the Company or any Subsidiary to conduct in the future the business it conducts at the time of such violation or failure to obtain;

provided, however, that nothing in Subsection (a) or (e) above shall prevent the Company or any Subsidiary from (i) abandoning any of its property, or abandoning or terminating any right, license or franchise (including its qualification to do business in any state in which the nature of the property owned or leased by it or the character of the business transacted by it does not require such qualification), or (ii) liquidating or dissolving any Subsidiary of the Company, if, in the case of liquidation or dissolution, in the opinion of the Board of Directors of the Company, such liquidation or dissolution or, in the case of abandonment or termination, in the reasonable opinion of the Chairman or President of the Company such abandonment or termination, is in the best interests of the Company, and is not detrimental in any material respect to the holder of any Note.

                 Section 7.4. Debt to Capitalization Ratio. The Company will not, nor will it permit any Subsidiary to in any manner become or be liable, contingently or otherwise, in respect of Funded Debt unless, at the time of issue thereof and after giving effect thereto, the ratio of Consolidated Funded Debt to Consolidated Capitalization does not exceed 55%.

                 For the purpose of this Section 7.4, the Company and any Subsidiary shall be deemed to have become liable for Funded Debt at the time of the consummation of a consolidation or merger permitted by Section 7.7 as to any Funded Debt of the corporation or corporations being merged into the Company or such Subsidiary which is Funded Debt of the Company or such Subsidiary immediately after such consolidation or merger becomes effective.

                 Section 7.5. Limitation on Liens. Neither the Company nor any Restricted Subsidiary will create, assume or incur or suffer to be created, assumed or incurred or to exist any mortgage, lien, charge, security interest or encumbrance of any kind upon, or pledge of, or subject to the prior payment of any Debt, any of its property or assets, whether now owned or hereafter acquired, or acquire or agree to acquire any property or assets subject to any conditional sale agreement or other title retention agreement or as lessee under a Capitalized Lease (the foregoing mortgages, liens, charges, security interests, encumbrances, pledges, prior rights of payment and the rights of others under conditional sale agreements and other title retention agreements and Capitalized Leases being hereinafter sometimes collectively called "Liens") other than:

                 (a) Liens existing on September 30, 1993 and disclosed on Exhibit B hereto;

                 (b) Liens on any property of a Restricted Subsidiary to secure Debt of such Subsidiary to the Company or to another wholly-owned Restricted Subsidiary;

                 (c) Liens on property or capital stock of a Restricted Subsidiary which are existing at the time it becomes a Subsidiary or is merged into the Company or a Subsidiary provided, however that no such Lien shall extend to any property other than said property or capital stock;

                 (d) Liens, or deposits made to secure the release thereof, securing taxes, assessments or governmental charges or levies or the claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons, the payment of which is not at the time required by Section 7.2 and for which adequate reserves have been established in accordance with generally accepted accounting principles;

                 (e) Liens incurred or deposits made in the ordinary course of business (i) in connection with workmen's compensation, unemployment insurance, social security and other similar laws, or
         (ii) to secure the performance of letters of credit, bids, tenders, contracts, leases, public or statutory obligations, governmental permits, surety, customs, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                 (f) attachment, judgment and other similar Liens arising in connection with court proceedings, provided, the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles;

                 (g) Liens arising in the ordinary course of business (including easements, rights of way, restrictions, leases, licenses, minor irregularities in title and other similar encumbrances affecting real properties) which are not incurred in connection with the borrowing of money and, which do not in the aggregate materially interfere with the business of the Company and its Subsidiaries taken as a whole;

                 (h) Liens on real or tangible personal property (including leaseholds), acquired, constructed or improved subsequent to September 30, 1993, securing the purchase price of such property or securing Debt incurred to pay such purchase price or to finance the construction or improvement thereof (including refinancing of construction loans); provided, however, that (i) the Lien shall be created contemporaneously with or within 120 days of such acquisition, construction or improvement, (ii) the amount of the Debt secured by any such Lien shall not exceed 100% of the cost or fair market value at the date of acquisition, whichever is less, of the property subject thereto, (iii) no such Lien shall extend to any property other than said property, any fixed improvements thereon and the proceeds thereof, (iv) if such Lien secures Funded Debt, after giving effect thereto the incurrence of the aggregate amount of Funded Debt secured by any such Lien would be permitted by Section 7.4;

                 (i) Liens securing extensions, renewals or replacements of Debt secured by Liens permitted by subsections 7.5(a), (b), (c) and
         (h) provided, however that (i) the principal amount of the Debt is not increased and (ii) if such Lien secures Funded Debt after giving effect thereto the incurrence of the aggregate amount of Funded Debt secured by such Liens would be permitted by Section 7.4; and

                 (j) Liens in addition to those permitted by subsections 7.5(a) through (i), provided, however that after giving effect thereto
         (i) the Debt secured by Liens incurred pursuant to this subsection 7.5(j) would not exceed 15% of Consolidated Net Tangible Assets and
         (ii) if such Lien secures Funded Debt the incurrence of the aggregate amount of Funded Debt secured by such Liens would be permitted by
         Section 7.4.

                 Section 7.6. Sale and Leaseback Transactions. The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing to the Company or any Restricted Subsidiary of any Principal Property owned or hereafter acquired by the Company or such Restricted Subsidiary (with the exception of leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (a "Sale and Leaseback Transaction") unless the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors of the Company) of such Property and either (a) the Company or such Restricted Subsidiary would be entitled to incur Debt in such amount secured by a Lien on the Principal Property to be leased, or (b) the Company shall, and in any case the Company covenants that it will, within 120 days of the effective date of any such arrangement, apply an amount equal to the fair value (as so determined) of such Property to the prepayment or redemption of the principal of the Notes (pursuant to Section 2.2 hereof) or other Funded Debt which ranks senior to or pari passu with the Notes, or (c) the Company shall at or prior to entering into the Sale and Leaseback Transaction, enter into a bona fide commitment or commitments to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value (as so determined) of such Property.

                 Section 7.7. Merger or Consolidation. The Company will not merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, or directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or substantially all of its properties or assets to any Person unless:

                 (a) no Event of Default (or event which with notice or passage of time or both would become an Event of Default) exists immediately before, or would exist immediately after, such transaction; and

                 (b) the continuing or surviving entity shall be a U.S. corporation which shall assume all of the obligations of the Company hereunder and under the Notes pursuant to an instrument of assumption in form and substance satisfactory to the holders of the Notes, as to which the Company shall provide an opinion of counsel satisfactory in form and substance to the holders of the Notes that such instrument of assumption is a valid and enforceable obligation of the continuing or surviving entity.

                 Section 7.8. Sale of Assets. The Company will not, nor will it permit any Restricted Subsidiary to sell, lease, transfer, abandon or otherwise dispose of (including by way of a merger or consolidation of a Subsidiary) any Property (other than inventory, accounts receivable or other current assets disposed of in the ordinary course of business) to any other Person (other than the Company or any wholly-owned Restricted Subsidiary), if the greater of the net book value of, and the aggregate consideration received for, such Property, when added to the greater of the net book value of, and the aggregate consideration received for, all such other Properties disposed of pursuant to this Section 7.8 (i) in any period of twelve consecutive months which includes the date of such sale, lease, transfer, abandonment or other disposition (each such Property to be considered individually for the purposes hereof) does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries at the beginning of such period or (ii) from the date of this Agreement through such sale, lease, transfer, abandonment or other disposition does not exceed 25% of Consolidated Net Tangible Assets of the Company and its Subsidiaries at the time of such sale, lease, transfer abandonment or other disposition; provided that, to the extent such aggregate net book value and/or consideration received is in excess of the limitation contained in subclause (i) or (ii) above, such sale, lease, transfer, abandonment or other disposition will only be permitted if not later than 360 days after the date of such sale, lease, transfer, abandonment or other disposition the net proceeds thereof in excess of such limitation are used in full either to acquire other Property of a similar nature which is used or useful in the ordinary course of business of the Company and its Subsidiaries or are applied to the prepayment or redemption of the principal of the Notes (pursuant to Section 2.2 hereof) or other Funded Debt which ranks senior to or pari passu with the Notes.

                 Section 7.9. Limitation on Transactions with Affiliates. Neither the Company nor any Restricted Subsidiary will enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or such Restricted Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                 Section 7.10. Tax Consolidation. Neither the Company nor any Restricted Subsidiary will file or consent to the filing of any consolidated income tax return with any Person other than the Company or a Subsidiary.

                 Section 7.11. Auditors. The Company will employ a firm of certified public accountants of recognized national standing who will examine the financial statements referred to in Section 8.1(b) in accordance with generally accepted auditing standards and accordingly will include in such examination such tests of the accounting records and such other procedures as they consider necessary in the circumstances; such firm of certified public accountants will report on such financial statements without reliance upon the opinion of any other accountant, except as such opinion relates to Subsidiaries prior to the date when they became such. Such financial statements will present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Restricted Subsidiaries at the end of, and the results of operations and changes in financial position for, the periods specified in Section 8.1(b). The opinion to be expressed by such firm of certified public accountants shall be without any qualification arising from departure from generally accepted accounting principles.

                 Section 7.12. Compliance with ERISA. The Company and its Subsidiaries will take all actions and fulfill all conditions necessary to maintain, and will maintain, compliance of all Plans (whether now existing or established in the future) with the requirements of ERISA, as presently in effect and as it may be amended from time to time, and the rules and regulations adopted or that may be adopted thereunder except where failure to comply will not result in any material adverse change in the business, operations, properties, assets, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform the obligations set forth herein and in the Notes.

                 Section 7.13.  Compliance with Environmental Protection
Laws. The Company and its Subsidiaries will take all actions and fulfill all conditions necessary to comply with all Environmental Protection Laws in effect in each jurisdiction in which they are doing business, except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, prospects, profits, Property or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth herein and in the Notes.

Section 8        Reports, etc.

                 Section 8.1. Financial Statements. The Company will deliver to the Purchaser from the date of this Agreement and so long as it or its nominee holds any Note, and to each other holder of the then outstanding Notes:

                 (a) as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, and in any event within 45 days thereafter, duplicate copies of a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and consolidated statements of income and stockholders' equity and cash flows of the Company and its Subsidiaries for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period one year earlier, all in reasonable detail and certified as complete and correct, in all material respects, subject to changes resulting from year-end audit adjustments, by the principal financial officer of the Company;

                 (b) as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and consolidated statements of income and stockholders' equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by Arthur Andersen & Co., or other certified public accountants of recognized national standing selected by the Company;

                 (c) promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to shareholders generally, other than communications furnished solely to the Company or a Subsidiary, and of each regular or periodic report, if any, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or with the Securities and Exchange Commission or any successor agency; and

                 (d) with reasonable promptness, such other data and information as to the business and properties of the Company and its Subsidiaries as from time to time may be reasonably requested by the Purchaser or any holder of any Note;

                 Recipients of any financial statements or reports delivered by the Company pursuant to this Section 8.1 may furnish such statements and reports to any regulatory authority having jurisdiction over them and to the National Association of Insurance Commissioners. The Company agrees to furnish to the Purchaser or any institutional holder of any Note additional copies of the materials referred to in this Section 8.1 upon request therefor.

                 Section 8.2. Officers' Certificates. Each set of financial statements delivered to the Purchaser or any other holder of the Notes pursuant to Section 8.1(a) or (b) will be accompanied by a certificate of the Chairman, the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company setting forth (i) in the case of statements delivered pursuant to said Section 8.1(b), the calculations required in order to establish whether the Company was in compliance with the requirements of Sections 7.4, 7.5, 7.6 and 7.8 during the period covered by the financial statements then being furnished and a certification as to insurance in force at the close of the preceding fiscal year meeting the requirements of Section 7.3(b); and (ii) whether there exists on the date of the certificate any condition or event which then constitutes, or which after notice or the passage of time or both would constitute, an Event of Default, and, if any such condition or event then exists, specifying the nature and period of existence thereof and the action being taken and proposed to be taken with respect thereto.

                 Section 8.3. Accountants' Certificate. Each set of annual financial statements delivered pursuant to Section 8.1(b) above will be accompanied by a report of the certified public accountants who examined such financial statements, stating that such accountants, in performing their audit of such financial statements, have obtained no knowledge of any condition or event which then constitutes, or which after notice or the passage of time or both would constitute, an Event of Default and, if any such condition or event then exists, specifying the nature and period of existence thereof.

                 Section 8.4. Inspection. The Company will permit the Purchaser's representatives, so long as it or its nominee holds any Note, or the representatives of any other institutional holder of then outstanding Notes, (which shall be at the Company's expense if an Event of Default has occurred and is continuing), (a) to visit and inspect any of the properties of the Company or any Restricted Subsidiary and (b) at the office of the Company, to examine all their books of account, records, reports and other papers as reasonably necessary, (which shall be made available by the Company at its office), to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and their independent public accountants, all at such reasonable times and as often as may be reasonably requested.

Section 9.  Purchaser's Special Rights.

                 Section 9.1. Home Office Payment. Notwithstanding any provision to the contrary in this

Agreement or the Notes, the Company will punctually pay all amounts payable with respect to any Notes registered in the name of the Purchaser or any other institutional investor or its nominee (without any presentment thereof and without any notation of such payment being made thereon), (a) if specified in Appendix I hereto or by written notice to the Company, by crediting before 12:00 noon, New York City time, by federal funds bank wire transfer, your or such holder's designated bank account, (b) if payment in the manner provided by the foregoing clause (a) has not been specified and no other manner has been agreed to pursuant to clause (c) by check drawn upon New York Clearing House or other funds of comparable availability duly mailed and addressed (in the case of the Purchaser) to the address as set forth in Appendix I for notices in respect of payment and marked for the attention of Securities Custody Division, or (c) by such a check duly mailed to any other address in the United States designated in writing. The Purchaser agrees that if it sells or transfers any
Note it will notify the Company of the name and address of the transferee, and it will, prior to the delivery of such Note, make a notation on such Note of the date to which interest has been paid thereon and of the amount of any prepayments made on account of the principal thereof.

                 Section 9.2. Delivery Expenses. If any Note shall be presented to the Company pursuant to this Agreement, the Company will pay the reasonable cost of delivering to or from the Purchaser's or institutional holder's home office from or to the Company, insured to the Purchaser's or such holder's satisfaction, the Note so presented and any Note issued in substitution or replacement for the Note so presented.

                 Section 9.3. Issue Taxes. The Company will pay any and all taxes in connection with the original issue by the Company and the sale of the Notes pursuant to this Agreement and in connection with any modification of the Notes and will save the Purchaser and any subsequent holder of the Notes harmless without limitation as to time against any and all liabilities (including any interest or penalty for nonpayment or delay in payment) with respect to all such taxes (other than transfer taxes on a transfer thereof). The obligations of the Company under this Section 9.3 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

Section 10.      Events of Default.

                 Section 10.1. Nature of Events. An "Event of Default" shall exist if any of the following occurs and is continuing:

                 (a) any payment or prepayment of principal or premium, if any, on any Note is not made on or before the date such payment or prepayment is due;

                 (b) any payment of interest on any Note is not made on or before the fifth day after the date such payment is due;

                 (c) the Company fails to perform or observe any covenant contained in Sections 7.4 through 7.10;

                 (d) the Company fails to comply with any other provision of this Agreement and such failure continues for more than thirty days after the earlier of (i) the date the Company has knowledge of such failure or (ii) receipt of notice from any holder of a Note of such failure;

                 (e) any representation or warranty by the Company contained in this Agreement or in any instrument furnished in compliance with this Agreement is false in any respect;

                 (f) the Company or any Restricted Subsidiary (i) fails to make any payment in respect of any obligation for borrowed money in excess of $10,000,000 when due or within any applicable period of grace or in respect of any other Security of the Company or any Restricted Subsidiary outstanding at the time in excess of $10,000,000 or (ii) any event shall occur or any condition shall exist in respect of any such Debt or other Security or under any agreement securing or relating to such obligation or other Security and the effect of such event or existence of such condition is to cause, or permit the holder of such obligation or other Security or a trustee to cause, such obligation or other Security to become due prior to its stated maturity or to permit a trustee or the holder of any such obligation or other Security (other than Voting Stock of the Company or a Restricted Subsidiary) to elect a majority of the Board of Directors of the Company or such Restricted Subsidiary;

                (g)  the Company or any Material Restricted Subsidiary shall

                      (i) make a general assignment for the benefit of, or enter into any composition or arrangement with, creditors;

                      (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, custodian, liquidator (or similar official) of the Company or any Material Restricted Subsidiary or of a substantial part of any of such corporation's assets, or authorize such application or consent;

                    (iii) file a petition under Title 11 of the United States Code (or similar law of the United States or any other jurisdiction which relates to the liquidation or reorganization of companies or to the modification or alteration of the rights of creditors); or

                     (iv) permit or suffer all or any substantial part of its property to be sequestered or attached by court order and such order shall remain undismissed for 60 days;

                 (h) there shall have been entered an order or decree for relief in a case under Title 11 of the United States Code (or similar law of the United States or any other jurisdiction which relates to liquidation or reorganization of companies or the modification or alteration of the rights of creditors) commenced by the filing of a petition against the Company or a Material Restricted Subsidiary or for appointment of a receiver, trustee, custodian, liquidator (or similar official) of the Company or a Material Restricted Subsidiary, or of a substantial part of any of such corporation's assets obtained without the consent of the Company or such Material Restricted Subsidiary, or for the winding-up or liquidation of the Company or a Material Restricted Subsidiary, and such order or decree shall have continued unstayed or undismissed and in effect for a period of 60 days; or

                 (i) final judgment for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Material Restricted Subsidiary and shall remain undischarged for a period of sixty days during which execution shall not be effectively stayed;

                 Section 10.2. Default Remedies. If an Event of Default of the type described in Section 10.1(a) or (b) exists, the holder of any Note may exercise any right, power or remedy permitted to them by law and shall have, in particular, without limiting the generality of the foregoing, the right by notice to the Company to declare the entire principal of and all interest accrued on such Note to be, and such Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. If an Event of Default (other than as specified in Section 10.1(g) or (h)) exists, the holder or holders of not less than 35% in aggregate principal amount of the Notes then outstanding shall have, in addition to any right, power or remedy permitted to such holder or holders by law, the right to declare the principal of and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. If any Event of Default specified in Section 10.1(g) or (h) exists, the principal of and all interest accrued on all Notes shall, without any notice to the Company or other act by the holders or the Notes, immediately become due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. If any Note or Notes shall become due and payable pursuant to this Section 10.2, the Company will forthwith pay to the holder of any such Note the entire principal of and interest accrued on such Note and, to the extent permitted by law, the Make Whole Premium at such time with respect to the principal amount of such Note. No course of dealing on the part of any holder nor any delay or failure on the part of any holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay when due the principal of, premium, if any, or interest on any Note, the Company will pay to the holder of such Note, to the extent permitted by law, such further amount as shall be sufficient to cover the costs and expenses of collection, including but not limited to, reasonable attorneys fees.

                 At any time after the principal of and interest accrued on any
Note is declared due and payable, and before a judgment or decree for payment of the money due has been obtained, the holders of at least 51% in aggregate principal amount of the Notes then outstanding by written notice to the Company, may rescind and annul such declaration and its consequences as to all the Notes if (1) there shall have been paid (i) all overdue installments of interest on all the Notes, (ii) the principal of and premium, if any, on any Notes, which has become due otherwise than by such declaration, and (iii) interest on such overdue principal and premium and (to the extent permitted by applicable law) on any overdue installments of interest, and (2) all Events of Default other than non-payment of amounts which have become due solely by such declaration, have been cured or waived as provided in Section 12.2. No rescission shall affect any subsequent declaration or impair any right consequent thereon.

                 Section 10.3. Notice of Default. If any one or more of the Events of Default specified in Section 10.1 shall occur, or if the holder of any Note or of any other evidence of Debt for borrowed money with an aggregate outstanding amount of $10 million or more of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to all holders of Notes then outstanding describing the notice or action and the nature of the claimed default or Event of Default.

Section 11.  Interpretation of Agreement and Notes.

                 Section 11.1. Definitions. For all purposes of this Agreement and the Notes, the following definitions shall apply unless the context otherwise requires:

              "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company or (ii) which beneficially owns or holds 5% or more of any class of Voting Stock of the Company, or (iii) 5% or more of the Voting Stock of which is beneficially owned or held by the Company or any Restricted Subsidiary. The term Affiliate shall not be deemed to include a Subsidiary. The term "control" (including the terms "controlled by" and "under common control") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract, or otherwise.

              "this Agreement" means this Note Purchase Agreement (including the annexed Appendix and Exhibits), as executed and delivered and as the same may from time to time be amended, supplemented or modified, in accordance with its terms. The terms "hereunder", "hereof" and "hereby", and other words of similar import, refer to this Agreement as a whole, and not to any particular Section, Subsection or other subdivision.

              "Applicable Treasury Rate" means the yield to maturity determined by reference to the most recent Federal Reserve Statistical Release H.15(519), or any comparable successor publication reasonably acceptable to the holders of at least 51% an aggregate principal amount of the Notes at the time outstanding, which has become publicly available at least two business days prior to the date fixed for the payment of the Notes in question, and shall be the most recent weekly average yield to maturity on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the then remaining Weighted Average Life to Maturity of the Notes being paid (the "Remaining Life"); provided that if the Remaining Life of the Notes being paid is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yield of U.S. Treasury securities for which such yields are given.

                 "Capitalized Lease" means any lease of Property to the extent that an amount in respect of rentals payable thereunder is, or in accordance with generally accepted accounting principles should be, capitalized and reflected on the liability side of the balance sheet of the lessee thereunder.

                 "Closing Date" has the meaning set forth in Section 1.2.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Company" has the meaning set forth in the first paragraph of this Agreement.

                 "Company Counsel" has the meaning set forth in Section 6.1.

                 "Consolidated Capitalization" means the sum of (i) Consolidated Funded Debt, and (ii) Stockholders' Equity.

                 "Consolidated Funded Debt" means the aggregate of the Funded Debt of the Company and its Subsidiaries after eliminating all intercompany items in accordance with generally accepted accounting principles.

                 "Consolidated Net Tangible Assets" means, as of the date of determination thereof, the aggregate of all assets of the Company and its Subsidiaries (less applicable reserves and other items properly deductible under generally accepted accounting principles) after deducting therefrom (a) all items which would be included as current liabilities under generally accepted accounting principles (except those liabilities constituting Funded Debt by reason of their being renewable or extendible) and (b) all goodwill, tradenames, trade marks, patents, unamortized debt discount and expense and other similar intangibles.

                 "Contractual Obligations" has the meaning set forth in Section 4.8.

                 "Debt" means all items which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability section of a balance sheet as at the date on which Debt is to be determined, including, but not limited to, and whether or not shown on such Person's balance sheet, (i) indebtedness, obligations and liabilities secured by any Lien or Capitalized Lease existing on property owned subject to such Lien or

         Capitalized Lease whether or not the Debt secured thereby shall have been assumed and (ii) all Guaranties; but not including deferred income tax liabilities, deferred pension liabilities and other deferred liabilities (except for money borrowed) and expenses.

                 "Discount Rate" means the Applicable Treasury Rate plus fifty basis points (i.e., .5%).

                 "Environmental Protection Law" means any federal, state, county, regional or local law, statute or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any Governmental Authority, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

         As used in this definition:

                 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith;

                 "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended, and any rules and regulations issued in connection therewith; and

                 "SARA" means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" means any entity that

                          (a) is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as the Company, or

                          (b) is under common control (within the meaning of section 414(c) of the Code with the Company, or

                          (c)  for purposes of the representations contained in
                 Section 4.11(b)(i) and (c), is required to be aggregated with Company under sections 414(m) or (o) of the Code.

                 "Event of Default" means one of the Events of Default enumerated in Section 10.1.

                 "Foreign Pension Plan" means any plan, fund or other similar program

                          (a) established or maintained outside of the United States of America by any one or more of the Company or the Subsidiaries primarily for the benefit of employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Subsidiaries which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

                          (b)  not otherwise subject to ERISA.

                 "Funded Debt" of any Person means all Debt of such Person which would be classified as long-term debt under generally accepted accounting principles, including, in any case, all Debt, whether secured or unsecured, of such Person having a final maturity, or which is renewable or extendible at the sole option of such Person without requiring the lenders' consent for a period ending, more than one year after the date of creation thereof, excluding payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) which are required to be made by such Person less than one year after the date of determination thereof. Any Debt which is extended or renewed shall be deemed to have been created at the time of such extension or renewal.

                 "Governmental Authority" means the government of the United States of America or any other jurisdiction in which the Company or any of its Subsidiaries conducts all or any part of its business, or any political subdivision of any thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions with respect to any of the above.

                 "Guaranty" by any particular Person means all obligations of such Person guaranteeing or in effect guaranteeing any Debt, Capitalized Leases, dividends or other obligations for borrowed money of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, but not limited to, obligations incurred through an agreement, contingent or otherwise, by such Person
         (i) to purchase such Debt or obligation or any Property constituting security therefor, (ii) to advance or supply funds (y) for the purchase or payment of such Debt or obligation or (z) to maintain working capital or equity capital or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation of (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof.

                 "Hazardous Substances" means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be, in each of the foregoing cases, restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

                 "Liens" has the meaning set forth in Section 7.5.

                 "Make Whole Premium" means an amount equal to the excess of
         (a) the present value, discounted semi-annually at the applicable Discount Rate, of the payment at stated final maturity and the remaining scheduled interest payments on and in respect of the Notes being paid, from the respective dates on which such payments are due, with all such discounts to be computed on the basis of a 360-day year of twelve 30-day months, over (b) the principal amount of the Notes being paid.

                 "Material Restricted Subsidiary" means, for purposes of determining whether an Event of Default has occurred pursuant to Sections 10.1(g), (h) or (i), any Restricted Subsidiary which (i) individually or in the aggregate with all other Restricted Subsidiaries which, during any period of twelve consecutive months which end on the date of determination, has taken or suffered any action referred to in the corresponding Section, accounted for 15% or more of the Consolidated Net Tangible Assets or (if the Company and its Subsidiaries had positive consolidated net income) 15% or more of positive consolidated net income of the Company and its Subsidiaries as of the last day of the fiscal year preceding the date of determination in the case of Net Tangible Assets or for the fiscal year preceding the date of determination in the case of positive consolidated net income or (ii) individually, or in the aggregate with all other Restricted Subsidiaries which, during the period from the date of this Agreement through the date of determination, has taken or suffered any action referred to in the corresponding Section, accounted for 25% or more of the Consolidated Net Tangible Assets or (if the Company and its Subsidiaries had positive consolidated net income) 25% or more of positive consolidated net income of the Company and its Subsidiaries as of the last day of the fiscal year preceding the date of determination in the case of Net Tangible Assets or for the fiscal year preceding the date of determination in the case of positive net consolidated income.

                 "Multiemployer Plan" means any multiemployer plan (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

                 "Multiple Employer Pension Plan" means any employee benefit plan within the meaning of section 3(3) of ERISA (other than a Multiemployer Pension Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in section 3 of ERISA) other than an ERISA Affiliate or the Company contribute.

                 "Note" or "Notes" has the meaning set forth in Section 1.1.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

                 "Pension Plan" means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained or to which contributions have been made by the Company or any ERISA Affiliate for employees, including former employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Pension Plan.

                 "Person" means individuals, corporations, partnerships, joint ventures, trusts, estates, unincorporated organizations and government agencies and political subdivisions thereof.

                 "Plans" means Multiemployer Plans, Pension Plans and Welfare Plans.

                 "Principal Property" means (i) any manufacturing plant, including land, all buildings and other improvements thereon, and all manufacturing machinery and equipment located therein, used by the Company or a Restricted Subsidiary primarily for the manufacture of products to be sold by the Company or such Restricted Subsidiary, (ii) the executive offices and administrative buildings of the Company, and
         (iii) research and development facilities, including land and buildings and other improvements thereon and research and development machinery and equipment locate therein, except in any case property of which the aggregate fair value as determined by the Board of Directors does not at the time exceed 1% of Consolidated Net Tangible Assets, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company.

                 "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                 "Purchaser" has the meaning set forth in Section 1.2.

                 "Remaining Life" has the meaning set forth in the definition of Applicable Treasury Rate contained in this Section 11.1.

                 "Requirements of Law" has the meaning set forth in Section 4.8.

                 "Restricted Subsidiary" means any Subsidiary of the Company
         (i) engaged in, or whose principal assets consist of property used by the Company or any Restricted Subsidiary in, the manufacture of products within the United States or Canada or in the sale of products principally to customers located in the United States or Canada, or
         (ii) which the Company has designated as a Restricted Subsidiary in Exhibit B or by notice in writing given to the holders of the Notes, provided that any Subsidiary that is or that has been designated a Restricted Subsidiary shall remain a Restricted Subsidiary so long as it is a Subsidiary of the Company. No Subsidiary shall be designated a Restricted Subsidiary if, on the date when it is designated as a Restricted Subsidiary, such designation would result in a breach or violation by the Company of any of the provisions of Section 7 hereof or of the Notes.

                 "Security" has the meaning set forth in Section 2(1) of the Securities Act.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Stockholders' Equity" means, as of the date of determination thereof, the sum of capital stock, additional paid in capital, retained earnings (or minus accumulated deficit) and foreign currency translation adjustment gains (or minus foreign currency translation adjustment losses) less treasury stock and unamortized restricted stock grant expense of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles.

                 "Subsidiary" means any corporation of which the Company at the time owns or controls directly or through any intervening medium more than 50% of the shares of Voting Stock.

                 "Voting Stock" means capital stock of any class or classes of a corporation having general voting power under ordinary circumstances to elect the board of directors of such corporation, or Persons performing similar functions (irrespective of whether or not at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

                 "Weighted Average Life to Maturity" of any borrowed funds, as of the date of determination thereof, means the number of years obtained by dividing the then Remaining Dollar-years of such borrowed funds by the then outstanding principal amount of such borrowed funds. The term "Remaining Dollar-years" of any borrowed funds means the amount obtained by (i) multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment or redemption, including repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the date of that repayment or redemption and (ii) totalling all of the products obtained in (i).

                 "Welfare Plan" means, at any time, any "employee welfare benefit plan" (as such term is defined in section 3 of ERISA) maintained by the Company or any of its Subsidiaries for employees, including former employees, of the Company or any of its Subsidiaries.

                 Section 11.2. Accounting Terms. All accounting terms used herein which are not otherwise expressly defined shall have the meanings respectively given to them in accordance with generally accepted accounting principles. References in this Agreement to "consolidated financial statements" shall refer to such statements of the Company and its consolidated Subsidiaries.

                 Section 11.3. NEW YORK LAW. THIS AGREEMENT AND THE NOTES ISSUED HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

                 Section 11.4. Headings. The heading of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

                 Section 11.5.  Survival of Representations and Warranties.
All covenants, agreements, representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Company or any Subsidiary shall survive the issue and delivery of the Notes to the Purchaser and the payment thereof and as provided in Section 9.3.

                 Section 11.6. Successors and Assigns. All covenants, agreements, representations and warranties made herein shall bind and inure to the benefit of the successors and assigns of the Company, whether so expressed or not, and all such covenants, agreements, representations and warranties shall bind and inure to the benefit of the Purchaser's successors and assigns. All provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the Notes issued pursuant hereto (except those of Sections 8 and 9 to the extent expressly limited thereby), and shall (except to said extent) be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by the Purchaser, or any of its successors or assigns.

                 Section 11.7. Severability. If any provision hereof or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable, the remaining provisions or the application of such provision to Persons or circumstances other than those as to which it is invalid or enforceable, shall continue to be valid and enforceable.

Section 12  Miscellaneous.

                 Section 12.1. Communications. Subject to Section 9.1, all communications provided for under this Agreement or under the Notes shall be in writing, and if to the Purchaser, mailed or delivered to its address, and to the attention, as set forth on Appendix I, if to any other holder, mailed or delivered to its address appearing in the Note register, and if to the Company, mailed or delivered to its address shown at the beginning of this Agreement, Attention of President, or addressed to either party at any other address in the United States of America which such party may hereafter designate by written notice to the other party hereto. Any communication so addressed and mailed by registered or certified mail shall be deemed to be given five days after being mailed.

                 Section 12.2. Amendment and Waiver. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the holders of not less than 51% in aggregate principal amount of the Notes at the time outstanding; provided, however, that no such amendment or waiver shall, without the consent in writing of the holders of all of the Notes at the time outstanding affected by such amendment or waiver, change the amount of or the date of final maturity of, the principal of any of the Notes, or reduce or change the time of payment of interest on any of the Notes, or reduce the amount of any premium payable upon any prepayment of the Notes or change the percentage of holders of Notes required to approve any such amendment or effectuate any such waiver. Any amendment or waiver pursuant to this Section 12.2 shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, and no endorsement need be made on any Note with respect thereto. The Company will provide a copy of each such amendment or waiver to each holder of Notes promptly after it has been approved.

                 Section 12.3. Extension of Time. Whenever any payment hereunder or under the Notes shall be due on a day on which banking institutions at the place of payment specified in the Notes are authorized or obligated by law to close (a "legal holiday"), such payment shall become due on the next succeeding day which is not a legal holiday.

                 Section 12.4. Expenses. Whether or not any of the Notes are sold, the Company agrees to pay all expenses relating to this Agreement or any amendment hereof or waiver or consent hereunder, including, but not limited to,
(i) the reasonable fees and disbursements of any special counsel retained by the holders of the Notes; (ii) the Purchaser's reasonable out-of-pocket expenses in connection with any such waiver, amendment or consent; (iii) the cost of delivering to the Purchaser's home office, insured to its satisfaction, the Note or Notes purchased by the Purchaser on the Closing Date; and (iv) the reasonable fees and disbursements of counsel for giving any opinions required pursuant to Section 6.2.

                 Section 12.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing one or more counterparts hereof.

                 Section 12.6. Consent to Jurisdiction. The Company hereby irrevocably consents and agrees that any legal action or proceedings with respect to this Agreement may be brought in any of the Federal or state courts having subject matter jurisdiction located in the Borough of Manhattan, The City of New York, and, by execution and delivery hereof the Company hereby (i) accepts the non-exclusive jurisdiction of those courts (ii) irrevocably agrees to be bound by any final judgment (after any appeal) of any such court with respect to this Agreement or any Note, and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such court as well as any claim that any such suit, action or proceeding brought has been brought in an inconvenient forum. The Company hereby appoints C.T. Corporation, 1633 Broadway as its agent for service of process in New York, New York.

                 If the foregoing is satisfactory to you, will you please sign the form of acceptance on the enclosed counterparts of this Agreement and forward the same to the undersigned, whereupon this Agreement will become a binding agreement between us.

                                           Very truly yours,

                                           KEYSTONE INTERNATIONAL, INC.


                                           By: /s/  Jeffrey M. Johanson
                                              -----------------------------
                                                    JEFFREY M. JOHANSON,
                                                         TREASURER


The foregoing Agreement is hereby
accepted, as of the date first above
written.

MONY LIFE INSURANCE COMPANY OF AMERICA


By: /s/ William H. Sidford
    -----------------------
    WILLIAM H. SIDFORD, CFA
       AUTHORIZED AGENT

                                                            Appendix I


Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- --------------------------------                                 -------------------------------
THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK                    $12,000,000
1740 Broadway
New York, New York  10019
Attention:  MONY Capital
                   Management Unit

Denominations and Payees

The 6.34% Senior Notes being purchased by The Mutual
Life Insurance Company of New York will be evidenced by two Notes, one in the principal amount of $10,000,000 and one in the principal amount of $2,000,000, each issued in the name of The Mutual Life Insurance Company of New York.

Payments

All payments on or in respect of the $10,000,000 Note issued in the name of The Mutual Life Insurance Company of New York to be by bank wire or intra-bank transfer of Federal or other immediately available funds
(identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

        Chemical Bank, ABA # 021000128, for credit to
        The Mutual Life Insurance Company of New York's
        Security Remittance Account No. 312-023803

All payments on or in respect of the $2,000,000 Note issued in the name of The Mutual Life Insurance

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

Company of New York to be made by bank wire or intra-bank transfer of Federal or other immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

        Chemical Bank, ABA #021000128, for credit to
        The Mutual Life Insurance Company of New York,
        Account No. 323-161235


MONY LIFE INSURANCE COMPANY                                      $3,000,000
  OF AMERICA
c/o The Mutual Life Insurance Company of New York
1740 Broadway
New York, NY  10019
Attention:  MONY Capital
            Management Unit

Denominations and Payees

The 6.34% Senior Notes being purchased by MONY Life
Insurance Company of America will be evidenced by one
Note issued in the name of MONY Life Insurance Company of America.

Payments

All payments on or in respect of the $3,000,000 Note issued to MONY Life Insurance Company of America to be made by bank wire or intra-bank transfer of Federal or other immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

        Chemical Bank, ABA #021000128, for credit to
        MONY Life Insurance Company of America, Account
        No. 323-161243

All Notices and Confirmations
Relating to Payments

Telecopy Confirms and Notices:
  (212) 907-6979
  Attention:  Securities Custody

Mailing Confirms and Notices:

Glenpointe Marketing & Operations
  Center - MONY
Glenpointe Center West
500 Frank W. Burr Blvd.
Teaneck, NJ  07666-6888
Attention:  Securities Custody

Addresses for All Other
Communications

If to The Mutual Life Insurance Company of New York:

The Mutual Life Insurance
Company of New York
1740 Broadway
New York, NY  10019
Attention:  MONY Capital
            Management Unit

If to MONY Life Insurance Company
of America:

MONY Life Insurance Company
  of America
c/o The Mutual Life Insurance Company
of New York
1740 Broadway
New York, NY  10019
Attention:  MONY Capital
            Management Unit

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY                      $10,000,000
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota  55101

Denominations and Payees

The 6.34% Senior Notes being purchased by The Minnesota
Mutual Life Insurance Company will be evidenced by one
Note, issued in the name of The Minnesota Mutual Life
Insurance Company.

Payments

All payments on or in respect of the $10,000,000 Note issued in the name of The Minnesota Mutual Life
Insurance Company to be by bank wire or intra-bank transfer of Federal or other immediately available funds (identifying the issued upon which payment is being made and the application of the payment as between interest, principal and premium) to:

        The Federal Reserve Bank of Minneapolis, for the Account of The First Bank National
        Association, Minneapolis, Minnesota, ABA #
        091000022, for credit to The Minnesota Mutual
        Life Insurance Company Account No. 801-10-00600

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------



Address for All Notices and
Communications

The Minnesota Mutual Life
  Insurance Company
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  MIMLIC Asset
            Management Company
Tax ID # 41-0417830


NATIONWIDE LIFE INSURANCE COMPANY                                $7,500,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220


Denominations and Payees


The 6.34% Senior Notes being purchased by Nationwide
Life Insurance Company will be evidenced by one Note issued in the name of Nationwide Life Insurance
Company.

Payments

All payments on or in respect of the $7,500,000 Note issued to Nationwide Life Insurance Company to be made by bank wire or intra-bank transfer of Federal or other immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

        Society National Bank/Cleveland, ABA #
        041001039, for credit to Nationwide Life
        Insurance Company, Account No.1000-52-9588

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

With Notice of Each Payment to:

        Nationwide Life Insurance
          Company
        One Nationwide Plaza
        Columbus, Ohio  43215-2220
        Attn:  Corporate Money
               Management

Address for All Other Notices and
Communications

Nationwide Life Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attn:  Corporate Fixed-Income
       Securities
Tax ID # 31-4156830


EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU                       $2,000,000
2000 Westwood Avenue
Wausau, Wisconsin  54401
Attn:  Ms. Lorraine Moran

Denominations and Payees

The 6.34% Senior Notes being purchased by Employers
Life Insurance Company of Wausau will be evidenced by one Note issued in the name of EMPL & Co.

Payments

All payments on or in respect of the $2,000,000 Note issued to EMPL & Co. to be made by bank wire or intra-bank transfer of Federal or other immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

        Firstar Bank Milwaukee, N.A., Account of
        Firstar Trust Company, ABA # 075000022, for credit to Account No. 112 950 027, for further credit to Account No. 0557511, Attention:
        Accounting Department

With notice of each such  payment to:

        Employers Life Insurance
        Company of Wausau
        2000 Westwood Avenue
        Wausau, Wisconsin  54401
        Attn:  Ms. Lorraine Moran

Address for All Other Notices and
Communications

Employers Life Insurance
  Company of Wausau
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attn:  Corporate Fixed-Income
       Securities
Tax I.D. # 39-1049873


WISCONSIN HEALTH CARE LIABILITY INSURANCE PLAN                   $500,000
2000 Westwood Avenue
Wausau, Wisconsin  55401
Attn:  Ms. Lorraine Moran

Denominations and Payees

The 6.34% Senior Notes being purchased by Wisconsin
Health Care Liability Insurance Plan will be evidenced by one Note issued in the name of Band & Co.

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

Payments

All payments on or in respect of the $500,000 Note issued to Band & Co. to be made by bank wire or intra-bank transfer of Federal or other immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

        Firstar Bank Milwaukee, N.A., Account of
        Firstar Trust Company, ABA # 075000022, for credit to Account No. 112 950 027, for further credit to Account No. 1690000

With notice of each such
payment to:

        Wisconsin Health Care
          Liability Insurance Plan
        2000 Westwood Avenue
        Wausau, Wisconsin  55401
        Attn:  Ms. Lorraine Moran

Address for All Other Notices and
Communications

Wisconsin Health Care Liability
  Insurance Plan
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attn:  Corporate Fixed-
       Income Securities
Tax I.D. # 39-1256796


LIFE INSURANCE COMPANY OF GEORGIA                                $4,000,000
c/o INNA Investment Centre, Inc.
300 Galleria Parkway, Suite 1200
Atlanta, Georgia  30339

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

Denominations and Payees

The 6.34% Senior Notes being purchased by Life
Insurance Company of Georgia will be evidenced by one
Note, in the principal amount of $4,000,000 issued in the name of Life Insurance Company of Georgia.

Payments

All payments on or in respect of the $4,000,000 Note issued in the name of Life Insurance Company of Georgia to be by bank wire or intra-bank transfer of Federal or other immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

        Wachovia Bank, Winston-Salem, North Carolina,
        ABA # 053100494, for the account of Life
        Insurance Company of Georgia, Account # 58-
        16680-10, template # 401216 to the attention of "Trust Income Processing", Tax ID # 580298930.

Address for Delivery of Note

Wachovia Bank of Georgia
191 Peachtree Street, N.E.
23rd Floor
Atlanta, Georgia  30303
Attn:  Trust Department,
          Burdi Henri

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

Address for Communications

INNA Investment Centre, Inc.
300 Galleria Parkway
Suite 1200
Atlanta, Georgia  30339
Attn:  Chris Lyons



SECURITY LIFE OF DENVER INSURANCE COMPANY                        $3,000,000
c/o INNA Investment Centre, Inc.
300 Galleria Parkway, Suite 1200
Atlanta, Georgia  30339

Denominations and Payees

The 6.34% Senior Notes being purchased by Security Life of Denver Insurance Company will be evidenced by one
Note, in the principal amount of $3,000,000 issued in the name of Security Life of Denver Insurance Company.

Payments

All payments on or in respect of the $3,000,000 Note issued in the name of Security Life of Denver Insurance
Company to be by bank wire or intra-bank transfer of Federal or other immediately available funds
(identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

        Bank of America, SPSTC-Advantage/South Coast,
        ABA # 121-000-358, Account # 12574-03335, for
        further credit to Security Life of Denver
        Insurance Company, Sec. Pac. Account # QA-7-
        00060-0, Tax ID # 84-0499703.

Address for Delivery of Note

Bank of America
2 Rector Street, 3rd Floor
New York, New York  10006
Attn:  Bob Fairfield

Address for Communications

INNA Investment Centre, Inc.
300 Galleria Parkway
Suite 1200
Atlanta, Georgia  30339
Attn:  Chris Lyons


INDIANA INSURANCE COMPANY                                        $2,000,000
c/o INNA Investment Centre, Inc.
300 Galleria Parkway, Suite 1200
Atlanta, Georgia  30339

Denominations and Payees

The 6.34% Senior Notes being purchased by Indiana
Insurance Company will be evidenced by one Note, in the principal amount of $2,000,000 issued in the name of Indiana Insurance Company.

Payments

All payments on or in respect of the $2,000,000 Note issued in the name of Indiana Insurance Company to be by bank wire or intra-bank transfer of Federal or other

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

immediately available funds (identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

        First Wachovia, Winston-Salem, North Carolina,
        ABA # 053100494, Account # 58-16760-10,
        Template # 401216, Attention:  Trust Income
        Processing, Tax ID # 350410010.

Address for Delivery of Note

Wachovia National Bank's
  Atlanta Vault
191 Peachtree Street, N.E.
23rd Floor
Atlanta, Georgia  30303
Attn:  Trust Department,
       Burdi Henri

Address for Communications

INNA Investment Centre, Inc.
300 Galleria Parkway
Suite 1200
Atlanta, Georgia  30339
Attn:  Chris Lyons


FIRST OF GEORGIA INSURANCE COMPANY                               $1,000,000
c/o INNA Investment Centre, Inc.
300 Galleria Parkway, Suite 1200
Atlanta, Georgia  30339

Denominations and Payees

The 6.34% Senior Notes being purchased by First of
Georgia Insurance Company will be evidenced by one
Note, in the principal amount of $1,000,000

Names and Address of Purchasers;
Payment Instructions; Note                                       Principal Amount of Notes to be
Information                                                      Purchased
- ---------------------------------                                -------------------------------

issued in the name of First of Georgia Insurance
Company.

Payments

All payments on or in respect of the $1,000,000 Note issued in the name of First of Georgia Insurance
Company to be by bank wire or intra-bank transfer of Federal or other immediately available funds
(identifying the issue upon which payment is being made and the application of the payment as between interest, principal and premium) to:

        First Wachovia, Winston-Salem, North Carolina,
        ABA # 053100494, Account # 58-16759-10,
        Template # 401216, Attention:  Trust Income
        Processing, Tax ID # 581438724.

Address for Delivery of Note

Wachovia National Bank's
  Atlanta Vault
191 Peachtree Street, N.E.
23rd Floor
Atlanta, Georgia  30303
Attn:  Trust Department,
       Burdi Henri

Address for Communications

INNA Investment Centre, Inc.
300 Galleria Parkway
Suite 1200
Atlanta, Georgia  30339
Attn:  Chris Lyons

                                   EXHIBIT A

                          KEYSTONE INTERNATIONAL, INC.

                               6.34% Senior Note

                              Due November 1, 2000
R-

$                                                                     ,      19

                 Keystone International, Inc., a Texas corporation (the "Company"), for value received, hereby promises to pay to _____________ or registered assigns, the principal amount of __________________________ Dollars
($           )  on November 1, 2000; and to pay interest (computed as if each full calendar year consisted of 360 days and each full calendar month consisted of 30 days) on the unpaid principal amount hereof from the date of this Note at the rate of six and thirty-four one hundredths per cent. (6.34%) per annum, semi-annually on May 1 and November 1 in each year, commencing with the interest payment date next succeeding the date hereof, until the principal amount hereof or any portion of such principal amount shall become due and payable. The Company also promises to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of seven and thirty-four one hundredths per cent. (7.34%) per annum.

                 Payments of principal, premium, if any, and interest shall be made, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the principal office of Chemical Bank, New York, New York or as otherwise provided in the Note Purchase Agreements hereinafter referred to.

                 This Note is one of an issue of promissory notes of the Company (the "Notes") limited in aggregate principal amount at any one time outstanding to $45,000,000, issued pursuant to Note Purchase Agreements dated as of October 15, 1993, between the Company and the Purchasers listed on Appendix I thereto (the "Note Purchase Agreements").

                 Prior to the presentment of this Note for registration of transfer, the Company or any agent of the Company may treat the person in whose name this Note is registered as the owner hereof for all purposes whether or not this Note shall be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                 As provided in the Note Purchase Agreements, in case an Event of Default (as defined in the Note Purchase Agreements) shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreements.

                 As provided in and subject to the terms of the Note Purchase Agreements, this Note is transferable on the Note register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company, maintained for the purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the person in whose name this Note is registered in the Note register or his attorney duly authorized in writing and thereupon one or more new Notes in the denomination of $1,000 and any integral multiple of $1,000 for the same aggregate principal amount will be issued to the designated transferee or transferees.

                                                    KEYSTONE INTERNATIONAL, INC.

                                                    By:
                                                       ------------------------

                          KEYSTONE INTERNATIONAL, INC.
                               6.34% SENIOR NOTE
                        PAYMENTS ON ACCOUNT OF PRINCIPAL



           Date                   Amount Paid                    Signature

                                   EXHIBIT B

                        Selected Information Concerning
                       the Company and the Subsidiaries


Unless otherwise indicated, terms defined in the Note Purchase Agreement to which this Exhibit B is annexed have the same meanings herein as defined in said Note Purchase Agreement.

                 A. Subsidiaries. Except as noted below, the Company has the following Subsidiaries, of which the Voting Stock of each Subsidiary is owned directly or indirectly, in its entirety, by the Company.

      Name and Address                                                     Jurisdiction of Incorporation
      ----------------                                                     -----------------------------

Keystone International Holdings Corp.                                                Delaware
9600 West Gulf Bank Drive
Houston, Texas  77040

Keystone Valve Corp.                                                                 Delaware
9700 West Gulf Bank Drive
Houston, Texas   77040

Keystone Sales, Inc.                                                                 Texas
9700 West Gulf Bank Drive
Houston, Texas   77040

Keystone Polymers, Inc.                                                              Delaware
9700 West Gulf Bank Drive
Houston, Texas   77040

Keystone Morin, Inc.                                                                 Alabama
705 Thanes Court
Pelham, Alabama  35124

Yarway Corporation                                                                   Pennsylvania
480 Norristown Road
Blue Bell, PA  19422

Keystone Valvtron, Inc.                                                              Delaware
7230 Empire Central Drive
Houston, Texas  77040

Anderson, Greenwood & Co.                                                            Delaware
3950 Greenbriar
Stafford, Texas  77477

Yarway Properties, Inc.                                                              North Carolina
480 Norristown Road
Blue Bell, PA  19422

Keystone Technology, Inc.                                                            Delaware
9600 West Gulf Bank Drive
Houston, Texas  77040

A-G Safety Sales, Inc.                                                               Louisiana
1514 Cottondale Drive
Baton Rouge, LA  70815

A-G Frangible Discs, Inc.                                                            Delaware
7th and Lanning Avenue
Penns Grove, New Jersey  08069

A-G Safety Services, Inc.                                                            Delaware
8934 Kirby Drive
Houston, Texas  77054

A-G Safety Sales & Services, Inc.                                                    Delaware
3950 Greenbriar
Stafford, Texas  77477

A-G Safety Sales & Services of Alabama, Inc.                                         Alabama
35580 Hwy 59
Stapleton, Alabama  36657

A-G Safety Sales & Services of Florida, Inc.                                         Florida
US 1 and 7th Street
Hillard, Florida  32046

A-G Safety Sales & Services of Georgia, Inc.                                         Georgia
1 River Court
Cartersville, Georgia  30120

A-G Safety Sales & Services of New Jersey, Inc.                                      Delaware
7th and Lanning Avenue
Penns Grove, New Jersey  08069

Kunkle Industries, Inc.                                                              Indiana
8122 Bluffton Road
Fort Wayne, Indiana  46801

Kunkle Foundry Company, Inc.                                                         Indiana
8122 Bluffton Road
Fort Wayne, Indiana  46801

Keystone Valve Middle East, Inc.                                                     Texas
P.O. Box 22745
Sharjah, United Arab Emirates

Keystone Saudi, Inc.                                                                 Texas
P.O. Box 1017
Damman 31431  Saudi Arabia

Keystone Pacific Pty Ltd.                                                            Australia

114 Albatross Road
Nowra, NSW 2541
Australia

Anderson, Greenwood Acquisition, Inc.                                                Delaware
9600 West Gulf Bank Dr.
Houston, Texas  77040

Keystone Valve (China) Ltd.                                                          China
189 Industrial Area
Heng Gang
Bao An County
Shenzhen SEZ, Guangdong
China  518115

Keystone Valves (India) Ltd.                                                         India (51% owned)
301 Vasant Vihar Comm. Complex
Dr. C.D. Gidwani Road
Bombay  400074  India

Keystone Valve (U.K.) Ltd.                                                           U.K.
91 Meiklewood Road
Drumoyne, Glasgow
G51 4DU  Scotland

Keystone Valve (Europa) B.V.                                                         Holland
Mijkenbroek 22
4824 AB Breda
The Netherlands

Keystone S.A.                                                                        France
125, Avenue de Rosny
93250 Villemomble, BP 35
France

Keystone GMBH                                                                        Germany
Nobelstrasse 14
4050 Moenchengladbach 4
Germany

Keystone S.r.l.                                                                      Italy
Via di Coselli 13/15
55060 Coselli/Lucca
Italy

Biffi Italia S.r.l.                                                                  Italy
29017 Fiorenzuola d'Arda
Piacenza, Italy

Keystone Vanessa S.r.l.                                                              Italy
29018 Lugagnano Val d'Arda
Piacenza, Italy

Keystone Canada, Inc.                                                                Canada
1001 Century Drive
Burlington, Ontario
L7L 5J8  Canada

Valvulas Keystone de Mexico, S.A. de C.V.                                            Mexico
Apartado Postal 1-736
Guadalajara, Jalisco
Mexico

Keystone Do Brasil, Ltda.                                                            Brazil
Av. Antonio Bardella, Nr. 3000
18100 Sorocaba
Sao Paolo, Brazil

Nippon Keystone Corporation                                                          Japan
5-1, 1-Chome, Murotani
Nishi-Ku, Kobe  651-22
Japan

Keystone Valve (Korea) Ltd.                                                          Korea (90% owned)
60-28 Garibong Dong
Kuro Ku
Seoul, Korea

Keystone Valve (Taiwan) Ltd.                                                         Taiwan
Rm. 12-5, 155 Sec. 1 Keelung Road
Taipei, Taiwan R.O.C.

Keystone Southeast Asia Pte, Ltd.                                                    Singapore
No. 45, Tuas Avenue 9
Jurong, Singapore  2263

Keystone Valve Hong Kong Ltd.                                                        Hong Kong
Rm. 1704
17I/F Shanghai Industrial
Investment Bldg.
48-62 Hennessy Road
Hong Kong

Keystone Valve (M) SDH BHD                                                           Malaysia
No. 1 & b 3, Jalan 17/45
Section 17
47400 Petaling Jaya
Selangor Darul Ehsan
Malaysia

Keystone Valve Thailand Ltd.                                                         Thailand
126/9-10 Park Avenue
Sukhumvit 63
Prakanong, Bangkok  10110
Thailand

Yarway Australia Pty. Ltd.                                                           Australia
114 Albatross Road
Nowra, NSW 2541
Australia

Nortrac Engineering Ltd.                                                             New Zealand
4 Te Apunga Place
Mount Wellington, Auckland
New Zealand

Keystone Kuwait, Inc.                                                                Delaware
Rami Trading Corp
P.O. Box 1822
Safat, 13019
Kuwait

KFSC, Inc.                                                                           US Virgin Islands
9600 West Gulf Bank Drive
Houston, Texas  77040

Keystone Argentina S.A.                                                              Argentina
Av. Antonio Bardella, Nr. 3000
18100 Sorocaba
Sao Paulo, Brazil

A-G Casualty, Ltd.                                                                   British Virgin
3950 Greenbriar
Islands
Stafford, Texas  77477

Anderson, Greenwood Overseas, Ltd.                                                   Cayman Islands
9600 West Gulf Bank Drive
Houston, Texas  77040

Keystone Technology, Inc.                                                            Delaware
9600 West Gulf Bank Drive
Houston, Texas  77040

Bethany Trading Company                                                              Uruguay
Av. Antonio Bardella, Nr. 3000
18100 Sorocaba
Sao Paulo, Brazil

New Zealand Valve Company                                                            New Zealand
P.O. Box 12169
Penrose, New Zealand

        B.   Corporate Affiliate of the Company and Affiliation.  The Company
                    has the following affiliates:

Floyd A. Cailloux                                     Owns excess of 5% of the common stock of the Company.

Thompson, Siegel &                                    Owns excess of 5% of the common stock
  Walmsley, Inc.                                      of the Company.

         C.  Restricted Subsidiaries.

  Subsidiary                                   Jurisdiction Where
Name and Address                             Subsidiary Incorporated                               Owned
- ----------------                             -----------------------                               -----
Keystone Valve Corp.                                  Delaware                                     100%
9700 West Gulf Bank Drive
Houston, Texas  77040

Keystone Sales, Inc.                                  Texas                                        100%
9700 West Gulf Bank Drive
Houston, Texas  77040

Keystone Polymers, Inc.                               Delaware                                     100%
9700 West Gulf Bank Drive
Houston, Texas  77040

Yarway Corporation                                    Pennsylvania                                 100%
480 Norristown Road
Blue Bell, PA  19422

Keystone Valvtron, Inc.                               Delaware                                     100%
7230 Empire Central Drive
Houston, Texas  77040

Anderson, Greenwood & Co.                             Delaware                                     100%
3950 Greenbriar
Stafford, Texas  77477

A-G Safety Sales, Inc.                                Louisiana                                    100%
1514 Cottondale Drive
Baton Rouge, LA  70815

Kunkle Industries, Inc.                               Indiana                                      100%
8122 Bluffton Road
Fort Wayne, Indiana  46801

  Subsidiary                                   Jurisdiction Where
Name and Address                              Subsidiary Incorporated                              Owned
- ----------------                              -----------------------                              -----
Kunkle Foundry Company, Inc.                          Indiana                                      100%
8122 Bluffton Road
Fort Wayne, Indiana  46801

Keystone Canada, Inc.                                 Canada                                       100%
1001 Century Drive
Burlington, Ontario
L7L 5J8  Canada

A-G Frangible Discs, Inc.                             Delaware                                     100%
7th and Lanning Avenue
Pennsgrove, NJ  08069

Keystone Morin, Inc.                                  Alabama                                      100%
705 Thames Court
Pelham, Alabama  35124-1929

                 D. Major Litigation. Yarway Corporation is a very minor player in asbestos litigation in Alabama, Mississippi, New Jersey, New York and Ohio. In the opinion of management of the Company, we do not expect this to have a material effect on Yarway.

                 E. ERISA Matters. The present value of the benefits of the Kunkle Industries, Inc. Restated Employers Pension Plan, as of the most recent valuation date, exceeded the value of the assets of such Plan, allocable to such benefits by not more than $1 million. The Company has accrued a liability for the related obligation.

                 F. Permitted Liens and Funded Debt. Annexed hereto as Annex I is a list of Permitted Liens. Annexed hereto as Annex II is a list of Funded Debt outstanding on September 30, 1993.

                                    ANNEX I

                                Permitted Liens



           Subsidiary             Lienholder               Security                            Amount
 ------------------------------   ----------------------   --------------------------   --------------------
 Kunkle Industries, Inc.          NBD Bank                 Building and                        $1,000,000
                                                           Equipment

 Kunkle Industries, Inc.          NBD Bank                 Building                               300,000

 Kunkle Industries, Inc.          NBD Bank                 Property and Building                  254,334

 Kunkle Industries, Inc.          NBD Bank                 CAD System                              25,733

 Kunkle Industries, Inc.          NBD Bank                 Mfg. Equipment                          82,987
                                                                                                   ------
                                                                                               $1,663,054
                                                                                               ==========


Certain of the Subsidiaries which are not Restricted Subsidiaries have entered into working capital and other financing arrangements with foreign lenders. The resulting loans are secured by a lien upon accounts receivable, inventory and other assets of certain of the Subsidiaries of the Company which are not Restricted Subsidiaries.

Liens on real or tangible personal property (including leaseholds), incurred in the ordinary course of business prior to September 30, 1993, and securing the purchase price of such properties.

See Capital Leases on Annex II.

                                    ANNEX II

                                  FUNDED DEBT

 Long-Term Debt:
    Subsidiary                Bank                              Amount            Purpose
 ---------------------------  --------------------------------  ---------------   ---------------------------
 Kunkle Industries, Inc.      NBD Bank                              $800,000      Industrial Revenue Bond
                              NBD Bank                               250,000      Industrial Revenue Bond
                              NBD Bank                               217,472      Building
                              NBD Bank                                13,852      Cad System
                              NBD Bank                                27,863      Mfg. Machines

 Biffi Italia S.r.l.          Banca Nazionale Del Lavoro             198,770      Product Development
                              Banca Nazionale Del Lavoro           1,264,467      Technological Innovations
                              Inter Banca                            193,903      Shop Equipment

 Keystone S.A.                CEPME                                   58,500      Shop Equipment

 Keystone Vanessa S.r.l.      Banca Nazionale Del Lavoro              78,245      Product Development
                              Inter Banca                            171,182      Shop Equipment

 Keystone Pacific             ANZ Banking Group                      165,120      Operating Needs

 Nippon Keystone Corp.        Japan Long Term Bank                 3,819,825      Plant Expansion
                              Japan Development Bank               4,434,000      Plant Expansion
                              Daiichi Kangyo Bank                    849,000      Operating Needs
                              Mistubishi Bank                        566,000      Operating Needs

 Keystone Valve (Korea)       KHB Kura Branch                      1,236,000      Operating Needs
 Ltd.                                                              1,379,129      New Factory
                                                                   ---------

                              Total Long-Term Debt               $15,723,328
                                                                 ===========

*        Funded Debt is the Long-Term Debt as reflected on the balance sheet.
         Current Maturities of Long-Term Debt which amount to $45,391,043 are not included.



 CAPITAL LEASES:

 Subsidiary                                  Description                               Amount
 ------------------------------------------  ------------------------------  -------------------------
 Keystone Valve (U.K.) Ltd.                  CAD Systems and Kardexs                        $70,782
                                             Fork Lift                                        7,191

 Keystone GMBH                               Automobiles                                  1,010,895
                                             Furniture                                      101,411
                                             Computer Hardware                              269,065

 Keystone S.A.                               Facsimile Machine                               13,372

 Valvales Keystone de Mexico S.A. de C.V.    Automobiles                                    180,872

 Keystone S.r.l.                             Automobiles                                     88,661

 Biffi Italia S.r.l.                         Automobiles                                    175,689

 Keystone Vanessa S.r.l.                     Automobiles                                    125,055
                                                                                            -------

                                                      Total Capital Leases               $2,042,993
                                                                                         ==========





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